FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the "Amendment"), dated as of April 19, 2006, by and between HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Common Stock Purchase Agreement.

      WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of April 12, 2006 (the "Common Stock Purchase Agreement") pursuant to which the Buyer has agreed to purchase, and the Company has agreed to sell up to $50,000,000 of the Common Stock;

      WHEREAS, the parties desire to amend the Common Stock Purchase Agreement;

      NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

      1. Amendments. Section 1(g) is hereby amended and restated in its entirety as follows:

                  (g) Compliance with Principal Market Rules. The Company shall not effect any sale under this Agreement and the Buyer shall not have the right or the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the "Exchange Cap" shall be deemed to be reached. The "Exchange Cap" shall be deemed to have been reached if, at any time prior to the shareholders of the Company approving the transaction contemplated by this Agreement, upon a purchase under this Agreement, the Purchase Shares and Commitment Shares issuable pursuant to such purchase would, together with all Purchase Shares and Commitment Shares previously issued under this Agreement, exceed 12,386,723 shares of Common Stock (19.99% of the 61,964,598 outstanding shares of Common Stock as of the date of this Agreement). The Company may, but shall be under no obligation to, request its shareholders to approve the transaction contemplated by this Agreement. The Company shall not be required to issue any shares of Common Stock under this Agreement if such issuance would breach the Company's obligations under the rules or regulations of the Principal Market.

      2 Effect of Amendment/Incorporation of Certain Provisions. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and affect. The provisions set forth in
            Section 11 of the Common Stock Purchase Agreement are hereby expressly incorporated by reference into this Amendment.

                                    * * * * *

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IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

                                        THE COMPANY:

                                        HEMISPHERX BIOPHARMA, INC.


                                        By: Robert E. Peterson
                                            -----------------------------------
                                        Name:
                                        Title: CFO


                                        BUYER:


                                        FUSION CAPITAL FUND II, LLC
                                        BY: FUSION CAPITAL PARTNERS, LLC
                                        BY: SGM HOLDINGS CORP.


                                        BY: Steven G. Martin
                                            -----------------------------------
                                        Name: Steven G. Martin
                                        Title: President


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